EXHIBIT 10.11


                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (this "Agreement") dated as of June 13, 1999 (the "Effective Date"), between PAWNBROKER.COM, INC. (the "Company"), a Delaware corporation, and WILLIAM GALINE (the "Employee").

     WHEREAS, the Company wishes to employ the Employee to render services for the Company on the terms and conditions set forth in this Agreement, and the Employee wishes to be retained and employed by the Company on such terms and conditions.

     NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Employment. The Company hereby employs the Employee, and the Employee accepts such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement.

2. Term. The term of the Employee's employment shall be for a term of three years commencing on June 14, 1999 and terminating on June 13, 2002; provided, however, that this Agreement may be terminated at an earlier date in accordance with Section 9 of this Agreement or upon (i) three months written notice by the Company during the first year of this term or (ii) six months written notice during the second year or third year of this term. The Company reserves the right to pay Employee in lieu of said notice.

3. Position and Duties.

     A. Service with Company. During the term of the Employee's employment, the Employee agrees to perform such reasonable employment duties as set forth in Exhibit A or as the Board of Directors or the Chief Executive Officer shall assign to him from time to time. The Employee also agrees to serve, for any period for which he is elected, as an officer or director of the Company; provided, however, that the Employee shall not be entitled to any additional compensation for serving as an officer or director.

     B. Performance of Duties. The Employee agrees to serve the Company faithfully and to the best of his ability and to devote his full time, attention and efforts to the business and affairs of the Company during his employment by the Company. The Employee hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement and that during the term of this Agreement, he will not render or perform services for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement, unless Employee obtains written prior approval from the Board of Directors. While he remains employed by the Company, the Employee may participate in reasonable charitable activities and personal investment activities so long as such activities do not interfere with the performance of his obligations under this Agreement.



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4. Compensation.

     A. Base Salary. As compensation in full for all services to be rendered by the Employee under this Agreement, the Company shall pay to the Employee a base salary as set forth in Exhibit A, less deductions and withholdings, which salary shall be paid on a monthly basis in arrears in accordance with the Company's normal payroll procedures and policies. The compensation payable to the Employee during each year after the first year of the Employee's employment shall be established according to the Company's then current practices and policies regarding compensation increases and performance reviews.

     B. Incentive Compensation. In addition to the base salary, the Employee shall be eligible to participate in any bonus or incentive compensation plans that may be established by the Board of Directors of the Company from time to time applicable to the Employee, according to the terms of those plans.

     C. Participation in Benefit Plans. While he is employed by the Company, the Employee shall also be eligible to participate in all employee health and welfare benefit plans or programs (including vacation time) of the Company to the extent that the Employee meets the requirements for each individual plan. The Company provides no assurance as to the adoption or continuance of any particular employee benefit plan or program, and the Employee's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

     D. Expenses. The Company will pay or reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the Company's normal policies for expense verification and reimbursement.

     E. Issuance of Stock Option. Concurrently with the execution of this Agreement, the Company is granting to the Employee an option to purchase up to 125,000 shares of the Company's common stock, pursuant to the Company's 1999 Stock Option Plan. Such option shall be subject to the vesting schedule and terms and conditions set forth in the form of stock option agreement attached as Exhibit A hereto and in the Company's Stock Option Plan..

          (1) Vesting Upon "Change of Control.

               (a). "Change of Control" Defined. A "Change of Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                    (i) Any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Pawnbroker (not including in the securities beneficially owned by such person any securities acquired directly from Pawnbroker or its affiliates) representing fifty percent (50%) or



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


                    more of the combined voting power of Pawnbroker's then outstanding securities; provided that the term "person" for purposes of this subsection shall exclude Pawnbroker; any trustee or other fiduciary holding securities under an employee benefit plan of Pawnbroker; any company owned, directly or indirectly, by the stockholders of Pawnbroker in substantially the same proportions as their ownership of the stock of Pawnbroker; or

                    (ii) The stockholders of Pawnbroker approve a merger or consolidation of Pawnbroker with any other corporation or other business entity, other than (a) a merger or consolidation which would result in the voting securities of Pawnbroker outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Pawnbroker, at least seventy-five percent (75%) of the combined voting power of the voting securities of Pawnbroker or such surviving entity outstanding immediately after such merger or consolidation. or (b) a merger or consolidation effected to implement a recapitalization of Pawnbroker (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of Pawnbroker's then outstanding securities; or

                    (iii) The stockholders of Pawnbroker approve a plan of complete liquidation of Pawnbroker or an agreement for the sale or disposition by Pawnbroker of all or substantially all Pawnbroker's assets.

               (b) Vesting of the Options Upon Change of Control. Upon a Change of Control of Pawnbroker and so long as Employee is a full-time employee of Company, the Options granted to the Employee as of the effective date of the Change of Control shall be deemed immediately fully vested and may be exercised by Employee pursuant to this Agreement and the Plan.

          (10) Termination without cause. Should Company terminate Employee without cause during the term of this Agreement, then the stock options, and Grants that would have been awarded at the next anniversary date from the date of termination, as set forth in subsection C (2) above, shall vest and become immediately exercisable. For example, if Employee is terminated in the third month of his second year of this Agreement, then Employee shall be treated as if he completed the second year of employment and would therefore be entitled to exercise the stock option available for the end of the second year of his employment.



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

          (11) Securities Laws Restrictions. Options will be exercised and common stock issued only upon compliance with the Securities Act of 1933, as amended, and any other applicable state and federal securities law.

          F. Tax Indemnification. Employee specifically acknowledges and agrees that Company has made no representations to him regarding the tax consequences of any amounts received by him or for his benefit pursuant to this Agreement. In consideration for the mutual promises and agreements contained herein, and for other valuable consideration, Employee agrees to pay all federal or state taxes, if any, which are required by law to be paid with respect to this Agreement, save and except those amounts withheld by Company in satisfaction of such taxes as provided in Section 5.A above. Employee further agrees to indemnify and hold Company, its predecessors, officers, directors, employees, attorneys, representatives, successors and assigns harmless from any claims, demands, deficiencies, levies, assessments, executions, judgments or recoveries by any governmental entity against Company, or any of the foregoing persons or entities, for any amounts claimed due on account of this Agreement or pursuant to claims made under any federal or state tax laws, and any costs, expenses or damages sustained by them by reason of any such claims, including any amounts paid by Company, its predecessors, officers, directors, employees, attorneys, representatives, successors and assigns as taxes, attorneys' fees, deficiencies, levies, assessments, fines, penalties, interest or otherwise.

5. Confidential Information. Except as permitted or directed by the Company's Board of Directors, during the term of his employment or at any time thereafter, the Employee shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential information of the Company that the Employee has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company or any affiliated companies prior to the date of this Agreement) whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. The Employee acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of his employment, the Employee will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that is now published or which subsequently becomes generally publicly known in



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

the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by the Employee.

6. Ventures. If, during the term of his employment the Employee is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights in such project, program or venture shall belong to the Company. Except as approved by the Company's Board of Directors and subject to an express written agreement, the Employee shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the compensation to be paid to the Employee as provided in this Agreement. The Employee shall not acquire any kind of interest, direct or indirect, in any vendor or customer of the Company.

7. Noncompetition Covenant.

     A. Agreement Not to Compete. During the term of his employment with the Company he shall not, directly or indirectly, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association or otherwise) in any phase of the business which the Company is conducting during the term of this Agreement, including the design, development, manufacture, distribution, marketing, leasing or selling of accessories, devices or systems related to the products or services being sold by the Company or hire any current or former employee of the Company.

     B.  Geographic  Extent of Covenant.  The  obligations of the Employee under
Section 7A shall apply to any geographic area in which the Company (i) has engaged in business during the term of this Agreement through production, promotional, sales or marketing activity, or otherwise, or (ii) has otherwise established its goodwill, business reputation or any customer or supplier relations.

     C. Limitation of Covenant. Ownership by the Employee, as a passive investment, of less than two percent of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded on the NYSE or Nasdaq shall not constitute a breach of this Section 7.

     D. Indirect Competition. The Employee will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 7 if such activity were carried out by the Employee, either directly or indirectly. In particular the Employee agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

     E. Acknowledgment. The Employee agrees that the restrictions and agreements contained in this Section 7 are reasonable and necessary to protect the legitimate interests of the Company and that any violation of this Section 7 will cause substantial and irreparable harm to the Company that would not be quantifiable and for which no adequate remedy would exist at law and that the Company has all the rights provided in Section 10B.



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

     F. Blue Pencil Doctrine. If the duration or geographical extent of, or business activities covered by, this Section 7 are in excess of what is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, geographical extent or activities that are valid and enforceable, but only within the jurisdiction under whose law this Section 7 is not enforceable to the full extent of its terms. In all other jurisdictions, this Section 7 will be enforceable to the full extent of its terms. The Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

8. Patent and Related Matters.

     A. Disclosure and Assignment. The Employee will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by the Employee, either solely or in collaboration with others, during the term of this Agreement, or within six months thereafter, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of the Company ("Developments"). The Employee, to the extent that he has the legal right to do so, hereby acknowledges that any and all of the Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of the Employee's right, title and interest in and to any and all of the Developments. At the request of the Company, the Employee will confer with the Company and its representatives for the purpose of disclosing all Developments to the Company as the Company shall reasonably request during the period ending one year after termination of the Employee's employment with the Company.

     B. Future Developments. As to any future Developments made by the Employee that relate to the business, products or practices of the Company and that are first conceived or reduced to practice during the term of this Agreement, or within six months thereafter, but which are claimed for any reason to belong to an entity or person other than the Company, the Employee will promptly disclose the same in writing to the Company and shall not disclose the same to others if the Company, within 20 days thereafter, shall claim ownership of such Developments under the terms of this Agreement. If the Company makes no such claim, the Employee hereby acknowledges that the Company has made no promise to receive and hold in confidence any such information disclosed by the Employee.

     C. Limitation on Sections 8A and 8B. In compliance with California Labor Code section 2872 or other applicable law, the provisions of Section 8A and 8B shall not apply to any Development that qualifies fully under the provisions of California Labor Code Section 2870, meeting the following conditions:

          (1) such Development was developed entirely on the Employee's own time;

          (2) such Development was made without the use of any Company equipment, supplies, facility or trade secret information;



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

          (3) such Development does not relate (i) directly to the business of the Company or (ii) to the Company's actual or demonstrably anticipated research or development; and

          (4) such Development does not result from any work performed by the Employee for the Company.

     D. Assistance of the Employee. Upon request and without further compensation therefor, but at no expense to the Employee, the Employee will do all lawful acts, including but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign copyrights and Letters Patent, including but not limited to, design patents, on the Developments, and for perfecting, affirming and recording the Company's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto. Employee acknowledges that this obligation continues after the termination or expiration of this Agreement.

     E. Records. The Employee will keep complete, accurate and authentic accounts, notes, data and records of the Developments in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and, upon its request, the Employee will promptly surrender same to it or, if not previously surrendered upon its request or otherwise, the Employee will surrender the same, and all copies thereof, to the Company upon the conclusion of his employment.

     F. Obligations, Restrictions and Limitations. The Employee understands that the Company may enter into agreements or arrangements with agencies of the United States Government, and that the Company may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering
services  to  it.  The  Employee  shall  be  bound  by  all  such   obligations,
restrictions and limitations applicable to any such invention conceived or developed by him while he is employed by the Company and shall take any and all further action which may be required to discharge such obligations and to comply with such restrictions and limitations.

     G. Copyrightable Material. All right, title and interest in all copyrightable material that the Employee shall conceive or originate, either individually or jointly with others, and which arise out of the performance of this Agreement, will be the property of the Company and are by this Agreement assigned to the Company along with ownership of any and all copyrights in the copyrightable material. Upon request and without further compensation therefor, but at no expense to the Employee, the Employee shall execute all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such materials in any and all countries. Where applicable, works of authorship created by the Employee for the Company in performing his responsibilities under this Agreement shall be considered "works made for hire," as defined in the U.S. Copyright Act.



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

     H. Know-How and Trade Secrets. All know-how and trade secret information conceived or originated by the Employee that arises out of the performance of his obligations or responsibilities under this Agreement or any related material or information shall be the property of the Company, and all rights therein are by this Agreement assigned to the Company.

9. Termination of Employment.

     A. Grounds for Termination. The Employee's employment shall terminate prior to the expiration of the initial term set forth in Section 2 or any extension thereof in the event that at any time:

          (1) The Employee dies,

          (2) The Employee  becomes  "disabled,"  so that he cannot  perform the
     essential   functions   of  his   position   with  or  without   reasonable
     accommodation,

          (3) The Board of Directors of the Company elects to terminate this Agreement for "cause" and notifies the Employee in writing of such election,

          (4) The Board of Directors of the Company elects to terminate this Agreement without "cause" and notifies the Employee in writing of such election, or

          (5) The Employee elects to terminate this Agreement voluntarily and notifies the Company in writing of such election.

     If this Agreement is terminated  pursuant to clause (1), (2) or (3) of this
Section 9A, such termination shall be effective immediately. If this Agreement is terminated pursuant to clause (4) or (5) of this Section 9A, such termination shall be effective 30 days after delivery of the notice of termination. The Company reserves the right to pay Employee in lieu of said notice.

     B. "Cause" Defined. "Cause" means:

          (1) The Employee has breached the provisions of Section 5, 7 or 8 of this Agreement in any material respect,

          (2) The Employee has engaged in willful and material misconduct, including willful and material failure to perform the Employee's duties as an officer or employee of the Company and has failed to cure such default within 30 days after receipt of written notice of default from the Company,

          (3) The Employee has committed fraud, misappropriation or embezzlement in connection with the Company's business, or

          (4) The Employee has been convicted or has pleaded nolo contendere to criminal misconduct (except for parking violations and occasional minor traffic violations).



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     In the event that the Company  terminates  the  Employee's  employment  for
"cause" pursuant to clause (2) of this Section 9B and the Employee objects in writing to the Board's determination that there was proper "cause" for such termination within 20 days after the Employee is notified of such termination, the matter shall be resolved by arbitration in accordance with the provisions of
Section 10A. If the Employee fails to object to any such determination of "cause" in writing within such 20-day period, he shall be deemed to have waived his right to object to that determination. If such arbitration determines that there was not proper "cause" for termination, such termination shall be deemed to be a termination pursuant to clause (4) of Section 9A and the Employee's sole remedy shall be to receive the wage continuation benefits contemplated by
Section 9F.

     C. Effect of Termination Notwithstanding any termination of this Agreement, the Employee, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Employee's employment.

     D. "Disabled" Defined. "Disabled" means any mental or physical condition that meets the definition of a "disability" under the Americans with Disabilities Act and any applicable state statute, and renders the Employee unable to perform the essential functions of his position, with or without reasonable accommodation, for a period in excess of six (6) months.

     E. Surrender of Records and Property. Upon termination of his employment with the Company, the Employee shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents that in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

     F. Salary Continuation. If the Employee's employment by the Company is terminated by the Company pursuant to clause (2) or (4) of Section 9A, the Company shall continue to pay to the Employee his base salary (less any payments received by the Employee from any disability income insurance policy provided to him by the Company), shall allow continued stock option vesting, and shall continue to provide health insurance benefits for the Employee for three months, provided Employee executes a release of claims in a form acceptable to the Company. If this Agreement is terminated pursuant to clauses (1), (3) or (5) of
Section 9A, the Employee's right to base salary and benefits shall immediately terminate, except as may otherwise be required by applicable law.

     In either event, if the Employee's employment by the Company terminates within six months of the end of any fiscal year of the Company, the Employee shall also be entitled to receive a pro rata portion (based on the number of days of employment during that fiscal year) of any bonus payment that would have been payable to him for that fiscal year pursuant to Section 4B if the Employee had been in the employ of the Company for the full fiscal year. No bonus will be payable to the Employee with respect to any fiscal year in which the Employee was



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employed by the  Company for less than six months or with  respect to any fiscal year after the fiscal year in which the Employee's employment terminated.

10. Settlement of Disputes.

     A. Arbitration. Except as provided in Section 10B, any claims or disputes of any nature between the Company and the Employee arising from or related to the performance, breach, termination, expiration, application or meaning of this Agreement or any matter relating to the Employee's employment and the termination of that employment by the Company shall be resolved exclusively by arbitration in Washoe County, Nevada, in accordance with the applicable rules of the American Arbitration Association. In the event of submission of any dispute to arbitration, each party shall, not later than 30 days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing. The fees of the arbitrator(s) and other costs incurred by the Employee and the Company in connection with such arbitration shall be paid by the party that is unsuccessful in such arbitration.

     The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

     B. Resolution of Certain Claims--Injunctive Relief. Section 10A shall have no application to claims by the Company asserting a violation of Section 5, 7, 8 or 9E or seeking to enforce, by injunction or otherwise, the terms of Section 5, 7, 8 or 9E. Such claims may be maintained by the Company in a lawsuit subject to the terms of Section 10C. The Employee acknowledges that it would be difficult to fully compensate the Company for damages resulting from any breach by him of the provisions of this Agreement. Accordingly, the Employee agrees that, in addition to, but not to the exclusion of any other available remedy, the Company shall have the right to enforce the provisions of Sections 5, 7, 8 and 9E by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction without the necessity of filing a bond therefor, and without the necessity of proving actual damages, and the Company shall be entitled to recover from the Employee its reasonable attorneys' fees and costs in enforcing the provisions of Sections 5, 7, 8 and 9E.

     C. Venue. Any action at law, suit in equity or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement, or any provision hereof, shall be litigated only in the courts of the State of Nevada, County of Washoe. The Employee and the Company consent to the jurisdiction of such courts over the subject matter set forth in
Section 10B. The Employee waives any right the Employee may have to transfer or change the venue of any litigation brought against the Employee by the Company.

11. Miscellaneous.

     A. Entire Agreement. This Agreement (including the exhibits, schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

     B. Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     C. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provision valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     D. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection E, successors and assigns.

     E. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either party without the prior written consent of the other party to this Agreement, except that the Company may, without the consent of the Employee, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 11.

     F. Modification, Amendment, Waiver or Termination. No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement. No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by the Employee shall constitute a waiver of any other right or breach by the Employee.

     G. Notices. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

                  PAWNBROKER.COM, INC.
                  85 Keystone, Suite F
                  Reno, Nevada  89503
                  Fax: -----------------------

                  EMPLOYEE:

                  William Galine

                  ----------------------------
                  ----------------------------
                  ----------------------------
                  Fax: -----------------------

Any party may change the address set forth above by notice to each other party given as provided herein.

     H. Headings. The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     I. Governing Law. ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

     J. Third-Party Benefit. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

     K. Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth on page one. This Agreement may be executed in counterparts.

                                        PAWNBROKER.COM, INC.

                                        By  /s/ Neil McElwee
                                            ------------------------------------

                                        Its Chief Executive Officer
                                            ------------------------------------

                                            /s/ William Galine
                                            ------------------------------------
                                                      William Galine

                        Exhibit A to Employment Agreement

Name of Employee: William Galine

Term of Agreement:  36 Months

Title of position (if any): Vice President

Base salary:

         $75,000 per year

Stock  Options:   Exercisable   to  acquire   125,000  shares  of  common  stock
("Options")*


       Number of Shares               Exercise Price                Vesting Date                  Expiry Date
------------------------------- ---------------------------- ---------------------------- ----------------------------
   One-third of all Options           $6.75 per share            June 14, 2000                   June 14, 2003

   One-thirty sixth of all            $6.75 per share            Each month beginning            Three years from the
           Options                                               July 14, 2000 and               vesting date
                                                                 ending June 14, 2002



EMPLOYER                                     EMPLOYEE
PAWNBROKER.COM, INC.

By /s/ Neil McElwee
   --------------------------------        ------------------------------------

Its Chief Executive Officer                /s/ William Galine
   --------------------------------        ------------------------------------
                                           William Galine

Date                                       Date
    -------------------------------             -------------------------------


*All options will be granted pursuant to a definitive Stock Option Plan that will be provided to Employee.